December 12, 2003

Rediff.com India Limited
Mahalaxmi Engineering Estate
L.J. Road No. 1, Mahim (West)
Mumbai 400 016
Republic of India

Re: Opinion of Counsel

     This opinion is furnished in connection with the registration by Rediff.com India Limited (the "Company") pursuant to a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), of 560,000 equity shares, par value Rs 5 per share, represented by 2 American Depositary Shares (the "Shares"), which are to be offered and sold by the Company through the 2002 ADR Linked Stock Option Plan (the "Plan").

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

     As Corporate Counsel of the Company, I am of the opinion, based upon my familiarity with the affairs of the Company and upon my examination of the law and pertinent documents, and subject to the qualifications hereinafter appearing, that the Shares have been duly and validly authorized for issuance and, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

     This opinion is subject to the following qualifications:

     1. I express no opinion as to any laws other than the laws of the Republic of India as the same are in force on the date hereof and I have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction.

     2. I render no opinion in relation to any representation made or given in the Registration Statement.

     3. This opinion is furnished to you solely in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without my express prior written permission.

     I hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                            Very truly yours,


                                            /s/ Sejal Jaradi
                                            ------------------------------------
                                            Sejal Jaradi

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